For More Information:

Jim McCubbin, EVP & CFO	Brett Maas or David Fore
WidePoint Corporation	Hayden IR
7926 Jones Branch Drive, Suite 520	(646) 536-7331
McLean, VA 22102	brett@haydenir.com
(703) 349-2577
jmccubbin@widepoint.com

WidePoint Corporation Acquires Soft-ex Communications

Expands Global Presence, Access to Additional Service Providers and Channels, while adding Broader Portfolio of Services Supporting the Global Managed Mobility Market

McLean, Virginia – May 6, 2014– WidePoint Corporation (NYSE Mkt: WYY), a leading provider of Managed Mobility Services featuring enterprise-wide telecommunications management (TLM) and Cybersecurity solutions, announced today that it has acquired Soft-ex Communications, Ltd., a leading software provider of Telecom Data Intelligence (TDI) solutions throughout European and Middle Eastern markets, with headquarters in Dublin, Ireland.

Soft-ex is a leading supplier of TDI services offered as a Software-as-a-Service (SaaS) solution that provides unique online data intelligence for Communication Service Providers (CSPs) and their Enterprise customers for fixed, mobile, and IP/PABX communications. Soft-ex delivers visibility and intelligence for the CSP on their customer base and for their Multinational Corporation (MNC) customers, enabling them to achieve significantly improved cost, performance, and infrastructure management across their global communications infrastructure. Soft-ex has a proven track record of delivering cloud-based solutions to global partners such as Telefonica, British Telecom, Telia, and KPN.

Ian Sparling, CEO of Soft-ex, stated, “This transaction complements our focus and expertise on delivering Business Intelligence and Subscriber Data Intelligence to the global service provider market. Through our partnerships, clients can leverage our innovative SaaS solutions combined with the scale and breadth of WidePoint’s Managed Mobility offerings, optimizing the core strengths of both organizations.”

Under terms of the acquisition agreement, WidePoint, through a wholly owned subsidiary, paid $5 million in cash at closing on May 1, 2014, and issued a one-year contingent subordinated unsecured seller’s note payable for $1 million. WidePoint management expects the acquisition of Soft-ex to contribute at least $6 million in profitable annualized revenues with additional growth driven by a number of cross-selling opportunities supported by the combined company’s complementary services offerings, channel partners, and other strategic global initiatives.

Steve Komar, CEO of WidePoint, added, “The combination of WidePoint’s Secure Managed Mobility Services coupled with Soft-ex’s European and Middle East presence, channel partners, and additional portfolio of services provides our combined operations with a stronger base of operations, services, and global growth opportunities.”

About Soft-ex

Soft-ex is a leading supplier of Telecom Data Intelligence (TDI) Software as a Service (SaaS) solutions that provide unique online data intelligence for Communication Service Providers (CSPs) and their Enterprise customers for fixed, mobile and PABX communications. Headquartered in Ireland with offices in the UK, the Netherlands and Scandinavia, with customers and partners in over 90 countries globally. Key channel customers include Telefónica, British Telecom, KPN, Telia, and key enterprise clients include Microsoft, Nationwide, Lloyds, Shire and Prudential.

For more information, visit www.soft-ex.net.

About WidePoint

WidePoint (NYSE Mkt: WYY) is a leading provider of secure, cloud-delivered, enterprise-wide information technology-based solutions that can enable enterprises and agencies to deploy fully compliant IT services in accordance with government-mandated regulations and advanced system requirements. WidePoint has several major government and commercial contracts.

For more information, visit www.widepoint.com.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995: This press release may contain forward-looking information within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended (the Exchange Act), including all statements that are not statements of historical fact regarding the intent, belief or current expectations of the company, its directors or its officers with respect to, among other things: (i) the company's financing plans; (ii) trends affecting the company's financial condition or results of operations; (iii) the company's growth strategy and operating strategy; (iv) the declaration and payment of dividends; and (v) the risk factors disclosed in the Company's periodic reports filed with the SEC. The words "may," "would," "will," "expect," "estimate," "anticipate," "believe," "intend" and similar expressions and variations thereof are intended to identify forward-looking statements. Investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, many of which are beyond the company's ability to control, and that actual results may differ materially from those projected in the forward-looking statements as a result of various factors including the risk factors disclosed in the company's Forms 10-K and 10-Q filed with the SEC.

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